SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                  QUANTECH LTD.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                 QUANTECH LTD.

                             1419 ENERGY PARK DRIVE
                            ST. PAUL, MINNESOTA 55108
                            TELEPHONE (612) 647-6370
                               FAX (612) 647-6369

                              --------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 2, 1997

                              --------------------

TO THE SHAREHOLDERS OF QUANTECH LTD.

     Please take notice that the Annual Meeting of Shareholders of Quantech Ltd. (the "Meeting") will be held, pursuant to due call by the Board of Directors of the Company, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota on December 2, 1997, at 3:30 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1.  To elect two (2) directors for a term of three years;

     2. To adopt an amendment to the Articles of Incorporation to increase the number of authorized shares; and

     3. To transact any other business as may properly come before the Meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on October 17, 1997, will be entitled to vote at the Meeting or any adjournments thereof.

     A Proxy for the Meeting is enclosed herewith. You are requested to fill in and sign the Proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.






Saint Paul, Minnesota                              Robert Case
October 30, 1997                                   Chief Executive Officer

                                  QUANTECH LTD.

                             1419 ENERGY PARK DRIVE
                            ST. PAUL, MINNESOTA 55108
                            TELEPHONE (612) 647-6370
                               FAX (612) 647-6369

                              --------------------


                                 PROXY STATEMENT

                              --------------------

                Annual Meeting of Shareholders - December 2, 1997

                  INFORMATION CONCERNING SOLICITATION OF VOTING

     This Proxy Statement is furnished by the Board of Directors of Quantech Ltd. (the "Company") in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Tuesday, December 2, 1997, at 3:30 p.m. Central Time, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED AND IN FAVOR OF THE DIRECTOR NOMINEES LISTED HEREIN. This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed to shareholders on or about October 30, 1997.

     The close of business on October 17, 1997 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 51,040,759 shares of common stock, $.01 par value per share (the "Common Stock"). On all matters which will come before the Meeting, each shareholder or his proxy will be entitled to one vote for each share of Common Stock of which such shareholder was the holder of record on the record date.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by: (I) delivering to the principal office of the Company a written notice of revocation; or (II) filing with the Company a duly executed Proxy bearing a later date. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND EXECUTIVE MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 17, 1997: (I) by each of the executive officers of the Company named in the Summary Compensation Table;
(II) by each director and director nominee; (III) by all current directors and executive officers of the Company as a group; and (IV) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.




                                                 Number of Shares           Percent of Shares
Officers and Directors(1)                        Beneficially Owned         Beneficially Owned
---------------------------------------------    -----------------------    -----------------------
Robert Case                                             991,667 (2)(3)               1.9%
Gregory G. Freitag                                    1,135,500 (3)(4)               2.2%
James G. Lyons                                        1,000,000 (3)(5)               1.9%
Robert R. McKiel                                        883,030 (6)                  1.7%
Richard W. Perkins                                      850,000 (7)                  1.6%
Edward E. Strickland                                  1,000,000 (3)(8)               1.9%
R.H. Joseph Shaw                                      1,335,000 (9)                  2.6%

All directors and executive officers as a
group (6 persons)                                     5,865,297 (10)                10.5%

5% Shareholder
---------------------------------------------

David S. Goldsteen, M.D.                              4,605,031 (11)                 8.9%


     (1) The address of such persons except Mr. Shaw is 1419 Energy Park Drive, St. Paul, Minnesota 55108.
     (2) Includes 991,667 shares that may be purchased upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the record date.
     (3) Does not include convertible notes in the principal amounts of $25,000, $10,000, $50,000, $25,000 and $25,000 held by Messrs. Case, Freitag,
         Lyons and Strickland and the Strickland Family Limited partnership, respectively. The conversion price for such notes is based upon a formula that could not be calculated as of the date of this Proxy Statement.
     (4) Includes 1,130,000 shares that may be purchased upon exercise of options and warrants that are currently exercisable.
     (5) Includes 700,000 shares that may be purchased upon exercise of options and warrants that are currently exercisable.
     (6) Includes 830,841 shares that may be purchased upon exercise of options and warrants that are currently exercisable.
     (7) Includes 550,000 shares that may be purchased upon exercise of options and warrants that are currently exercisable.
     (8) Inludes 625,000 shares that may be purchased upon exercise of options and warrants that are currently exercisable. Also includes 100,000 shares and 75,000 shares that may be purchased upon exercise of options and warrants that are currently exercisable held by the Strickland Family Limited Partnership of which entity Mr. Strickland is a general partner.
     (9) Includes 1,246,262 shares of Common Stock issuable upon exercise of warrants and 37,925 shares held by Mr. Shaw's wife. Also includes 11,168 shares held by Spectrum Diagnostics, Inc., of which company
         Mr. Shaw is an officer and director, but not a shareholder, and by such position has voting and dispositive power over such shares. Mr. Shaw's address is 280 Summit Avenue, St. Paul, Minnesota 55102.
    (10) Includes 4,827,508 shares that may be purchased upon exercise of options that are currently exercisable or exercisable within 60 days of the record date. Also includes 100,000 shares and 75,000 shares that may be purchased upon exercise of warrants that are currently exercisable held by the Strickland Family Limited Partnership of which entity Mr. Strickland is a general partner.
    (11) Dr. Goldsteen's address is IDS Center, Suite 2332, 80 South 8th Street, Minneapolis, MN 55402.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General

     The Company's Bylaws provide that the Board of Directors consist of three or more persons and be divided into three classes of directors of as nearly equal size as possible. Directors are elected for a term of three years and the terms are staggered so that the class of directors whose term expires is elected each year by the shareholders of the Company. There are currently five persons serving as directors. The Company is proposing that two directors be elected at the Meeting to serve as Class 2 directors with a term of three years expiring in 2000, or until their successors are elected and qualified. The Board of Directors has nominated for election Mr. Richard W. Perkins and Mr. Edward E. Strickland. Messrs. Perkins and Strickland are currently Class 2 directors of the Company and do not have any family relationship with any of the Company's directors.

Board Recommendation

     The Board of Directors recommends that the nominees, Messrs. Perkins and Strickland, be elected as Class 2 directors to hold office for a term of three years and until their successors are duly elected and qualified.

Proxies and Voting

     Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees. The affirmative vote of the greater of
(I) a majority of shares of Common Stock present and entitled to vote at the Meeting or (II) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Meeting is necessary to elect the nominee. A shareholder submitting a Proxy may vote for the nominees for election to the Board of Directors or may withhold his or her vote. The nominees, Messrs. Perkins and Strickland, have consented to being named as nominees. Should either Mr. Perkins or Mr. Strickland become unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting.

Nominees, Directors and Executive Officers

     Class 1 Director (Term Expiring 1999).

     Robert Case, age 53, has been interim Chief Executive Officer since June 1997 and a director of the Company since October 1996. He founded Case +
Associates, Inc. in 1978 and has been its President since such time. Case + Associates is a leading consultant in the research, design, development and engineering of medical products. Its consulting activities include work for major multinational, as well development stage, medical companies in the design of products from diagnostic instrumentation and implantable devices to surgical instruments. He has served as a Chairman of the Industrial Designers Society of America, and was a member of its national Board of Directors. Mr. Case has also been a long-time member of the Biomedical Marketing Association. In addition, Mr. Case conducts both U.S. and European seminars in product definition and development for Frost & Sullivan, the Society of Plastics Engineers, the Society for the Advancement of Medical Packaging Institute and Northwestern University. His educational background includes product design, engineering and marketing at Syracuse University, the Illinois Institute of Technology and DePaul University.

     Class 2 Nominees (Term Expiring 2000)

     Richard W. Perkins, age 66, has been a director of the Company since September 7, 1995. Since 1985, Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., Wayzata, Minnesota. Prior thereto he was a Senior Vice President of Piper Jaffray Inc., Minneapolis, Minnesota. He is also a director of Bio-Vascular, Inc., Eagle Pacific Industries, Inc., Children's Broadcasting Corporation, Lifecore Biomedical, Inc., Nortech Systems, Inc., and CNS, Inc.

     Edward E. Strickland, age 68, has been a director of the Company since September 7, 1995. Mr. Strickland has been an independent financial consultant for more than seven years. From October 1990 to January 1991, he performed the duties of Chief Executive Officer while serving on the Executive Committee of the Board of Directors of Reuter, Inc. where he currently serves as their Chairman of the Board. Mr. Strickland also serves as a director of Bio-Vascular, Inc., Hector Communications Corp., Communication Systems, Inc., and AVECOR Cardiovascular Inc.

     Class 3 Director (Term Expiring 1998)

     James F. Lyons, age 65, has been Chairman of the Board of the Company since June 1997, and a director of the Company since September 7, 1995. From September 1993 through October 1994, when he retired, Mr. Lyons was Chief Executive Officer of Bio-Vascular, Inc., a cardiovascular medical products company. From 1977 through 1990, Mr. Lyons was President and Chief Executive Officer of Bio-Medicus, Inc., a cardiovascular medical products company. Mr. Lyons was also a director and Chairman of the Board from 1991 through 1996 of AVECOR
Cardiovascular Inc. and is currently a director of ATS Medical, Inc., Bio-Vascular, Inc. and Spine-Tech, Inc.

Executive Officers

      Gregory G. Freitag, age 35, has been Chief Operating Officer of the Company since June 1997, and Chief Financial Officer and Secretary of the Company since December 1, 1995. From 1987 until joining the Company Mr. Freitag was a lawyer with the Minneapolis, Minnesota law firm of Fredrikson & Byron, P.A. As a shareholder with Fredrikson & Byron he practiced in the corporate, securities and merger and acquisition areas of law. Mr. Freitag has his J.D. and CPA, has served on securities advisory committees to the Minnesota Commissioner of Commerce, is included in the Minnesota Business Guide to Law & Leading Attorneys, and received from City Business its "40 Under 40" award recognizing Mr. Freitag as one of the Twin Cities' next generation of business and community leaders.

     Robert R. McKiel, Ph.D., age 54, has been Executive Vice President-Research and Development since 1992. From 1984 to 1987, Dr. McKiel served as Vice President of Amersham International, a large medical company based in the United Kingdom. From 1987 until joining the Company he served as a consultant to various companies in the medical diagnostics industry, including Ares-Serono and Boehringer Mannheim Corporation. In that capacity, he has been involved in a variety of projects including the design of a clinical immunochemistry analyzer, implementation of a GMP (Good Manufacturing Practices) program for a clinical device manufacturer and a redesign of a pharmaceutical quality control program. He earned his baccalaureate degree in organic chemistry at the University of Notre Dame and a doctorate in biological chemistry at the University of Illinois. After completion of his post-doctoral residency in clinical chemistry at the University of Illinois Medical Center, he joined the Illinois Medical Center staff. From 1973 to 1979, he served as an Assistant Director of the University of Illinois Hospital Laboratories and as head of the Radioimmunoassay Laboratory, held various faculty appointments, and taught in the departments of Biological Chemistry and Pathology. In 1979, Dr. McKiel joined Amersham Corporation to establish a U.S. based technical support system for the company's products, and to enhance Amersham's effectiveness in the design and marketing of new products in the U.S. In 1984, he took on the additional responsibility of managing the marketing of clinical products.

Director Compensation

     The Company does not currently compensate its directors. The Company has, however, granted options to its directors from time to time. Additional directors' options may be granted in the future to attract and retain qualified personnel to its Board of Directors.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to, or earned by, the Chief Executive Officer of the Company and to all executive officers whose compensation exceeded $100,000 for fiscal 1997.



                                                                                Long-Term
                                                                              Compensation
                                             Annual Compensation                 Awards
                                   ----------------------------------------    ------------

                                                             Other Annual      Securities      All Other
Name and                Fiscal      Salary       Bonus       Compensation      Underlying      Compensation
Principal Position       Year        ($)          ($)             ($)          Options (#)        ($)
--------------------    -------    ---------     -------     --------------    ------------    ----------
Robert Case,            1997          $0           0               0              250,000          0
interim CEO

R.H. Joseph Shaw,       1997       $143,750        0          $106,370 (1)          0              0
former Chief            1996       $150,000        0            $7,800              0              0
Executive Officer       1995       $150,000        0            $7,800          1,246,262          0

Gregory G. Freitag,     1997       $125,000        0               0                0              0
COO, CFO                1996       $ 72,917        0               0              500,000          0

Robert R. McKiel,       1997       $125,000        0               0                0              0
Executive Vice          1996       $117,500        0               0                0              0
President of R & D      1995       $110,000        0               0              830,841          0

------------------------



(1) Other Annual Compensation for Mr. Shaw in 1997 consisted primarily of amounts paid or payable to Mr. Shaw pursuant to an arrangement in connection with his resignation from the Company.

Option/SAR Grants During 1997 Fiscal Year

     The following table provides information relating to options granted to the named executive officers during fiscal 1997. The Company has not granted any stock appreciation rights.

                               Individual Grants

               Number of Securities  Percent of Total
                 Underlying           Options/SARs
                Options/SARs           Granted to     Exercise or
                  Granted              Employees       Base Price    Expiration
Name                 #               in Fiscal Year     ($/Sh)         Date
----           -------------------   --------------   -----------    ----------
Robert Case      250,000(1)              32.3%          $0.25        10/31/01
R.H. Joseph Shaw     0                    N/A            N/A           N/A
Gregory G. Freitag   0                    N/A            N/A           N/A
Robert R. McKeil     0                    N/A            N/A           N/A

---------------

(1) Such option is a nonqualified stock option and becomes exercisable in three equal annual installments commencing October 23, 1996.


Option Exercises and Value of Options at End of Fiscal 1997

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the year-end value of unexercised options.


                                                Number of Unexercised
                                                Securities Underlying             Value of Unexercised
                    Shares                         Options at End                 In-the-Money Options
                   Acquired                       of Fiscal 1997 (1)           at End of Fiscal 1997 (1)(2)
                      on         Value       -----------------------------    -------------------------------
 Name              Exercise     Realized     Exercisable     Unexercisable    Exercisable      Unexercisable
---------------    ---------    ---------    -----------     -------------    -----------      --------------
Robert Case           0           N/A          83,333          166,667          $3,333            $6,667
R.H. Joseph
Shaw                  0           N/A        1,246,262            0            $49,850              $0
Gregory G.
Freitag               0           N/A         500,000             0            $20,000              $0
Robert R.
McKiel                0           N/A         830,841             0            $33,234              $0

------------------------

(1) The shares represented for Messrs. Shaw and McKiel were granted as warrants to purchase Common Stock and not options. As such, these shares are not included in the Company's Nonqualified Stock Option Plan described below.
(2) Value based on market value of the Company's Common Stock on June 30, 1997 ($.29 per share closing price) less the exercise price.

Compensation Arrangements

     In May 1995, the Company entered into a three-year employment agreement with Mr. McKiel and in December of 1995 entered into a two year employment agreement with Mr. Freitag (the "Employment Agreements"), which provide for annual base salaries of $110,000 (subsequently raised to $125,000) and $125,000, respectively, and further provide that Messrs. McKiel and Freitag are entitled to certain severance benefits in the event that their employment is terminated by the Company "without cause" or by such executive following a "change of control" (both as defined in the Employment Agreements). In the event the employment agreements are terminated for any reason by the Company, other than for cause as defined in the agreements, Mr. McKiel would receive the salary due under the remaining term of the agreement plus one year's salary, and Mr. Freitag would receive two years' salary and bonus. Mr. McKiel also has the right, upon termination without cause, to "put" any shares he owns or has the right to receive pursuant to options back to the Company at fair market value. Each of the Employment Agreements contains a covenant not to compete with the
Company: (1) for Mr. McKiel for twelve months following termination, except in the event of his termination by the Company "without cause" or at his election upon a "change of control"; and (2) for such period as Mr. Freitag is paid termination benefits.

     In July of 1996, the Compensation Committee of the Board of Directors approved a bonus for Mr. Robert Case, interim CEO, and Mr. Greg Freitag, COO and CFO, to provide an incentive compensation arrangement for the roles they assumed as CEO and COO, respectively. The bonus is tied to market performance of the Company and may be paid either in cash or stock, at the then current market value, at the discretion of the Company, provided, however, that Mr. Case can receive up to $250,000 in cash at his discretion if the Company has raised funds sufficient to pay all Company obligations secured by Company assets. The amount of such bonuses are equal to 1% and .75% for Messrs. Case and Freitag, respectively, of an increase in market value over $17,500,000 as determined by multiplying the Company's fully diluted number of equity securities by a market value of the Company equal to the average closing price of the Company's Common Stock for the 30 trading days after the earlier of: (I) the public announcement of the Company beginning its 510 K work for CK-MB; or (II) March 31, 1998, provided, however, that in the event of the sale of the Company market price will be based upon the sale price of the Company.

Nonqualified Stock Options

     On September 3, 1996 the Company's Board of Directors adopted the Quantech Ltd. Nonqualified Stock Option Plan (the "Plan"). The Plan provides for the granting of nonqualified options to purchase Common Stock of the Company to employees, directors and members of the Company's Scientific Advisory Board. A total of 4,313,500 shares of the Company's Common Stock have been reserved for issuance upon exercise of options granted under the Plan. Outstanding options for the purchase of up to 3,148,500 shares of Company Common Stock have been granted under the Plan. The Company's Compensation Committee has complete discretion to determine the persons to whom options are granted under the Plan and to set the terms of such options including, but not limited to, terms relating to price (which generally will be the fair market value of the Company's Common Stock on the date of grant), duration, vesting, termination and the number of shares subject to such option. The Plan will continue for an indefinite period until terminated by the Board of Directors or Compensation Committee. In addtion, the Compensation Committee granted to Mr. Robert Case and Mr. Greg Freitag options outside of the plan to purchase 1,500,000 shares and 1,000,000 shares of Common Stock, respectively, at $.25 per share, which options vested as to 50% immediately upon their grant in July 1997 and 50% on January 30, 1998.


Certain Transactions

     In September 1997 the Company entered into an agreement to cancel certain sublicense rights that had been granted to Dr. David Goldsteen, a shareholder of the Company, along with other parties. In return for these sublicense rights, the Company agreed to issue 3,000,000 shares of the Company's common stock, convertible secured promissory notes totaling $550,000, and warrants to purchase 1,650,000 shares of common stock to the sublicense owners.

     The convertible secured promissory notes carry an interest rate of 13.5% and are payable June 1, 1998. The notes are also convertible into shares of common stock at a price the lesser of (I) $0.35 per share or (II) a price equal to 80 percent of the market price of the common stock for (i) the 20 consecutive trading days prior to the issuance of the notes or June 1, 1998, if the notes have not been paid by June 1, 1998 or (ii) the price at which the transaction which triggers prepayment of the notes is completed. The warrants exercise price is calculated in the same manner as the notes conversion price, except the maximum price is limited to $0.25.


                                  PROPOSAL TWO

        ADOPTION OF AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     Article 3.1 of the Company's Articles of Incorporation provides that the aggregate number of shares of all classes of stock which the Company shall have the authority to issue is One Hundred and Twenty Million (120,000,000) shares consisting of 90,000,000 shares of Common Stock and 30,000,000 undesignated shares. The Board of Directors recommends to the shareholders that Article 3.1 of the Company's Articles of Incorporation be amended to increase the number of authorized shares of the Common Stock to Two Hundred Fifty Million (250,000,000) shares. Of the 250 million shares 200 million shares have been deemed Common Stock and 50 million shares deemed undesignated shares.

     The undesignated shares allow the Board of Directors of the Company to designate the shares and issue them upon such terms and at such times as it considers appropriate without further shareholder approval. This flexibility allows for a greater ability to structure future financings or transactions, if required. However, in the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the unissued Common Stock, through the dilution of percentage ownership, and the undesignated shares, through the issuance of a series of stock with certain rights and preferences, could allow the Board to impede the completion of such a transaction. An effect of the proposed amendment, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any shares except on terms which the Board deems to be in the best interests of the Company and its then existing shareholders. Neither the Board of Directors nor management of the Company is aware of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer or solicitation of proxies in opposition to management.

     Of the shares now authorized for issuance, as of October 22, 1997, 51,040,759 shares were issued and outstanding as Common Stock and an additional 23,035,403 shares of Common Stock were reserved for issuance pursuant to stock options and warrants. These figures do not include shares that may be issued upon the conversion of any notes.

     Management and the Board of Directors believe that it is desirable to increase the number of authorized shares of Common Stock and undesignated shares available for issuance as recommended to enable the Company to issue Common
Stock or other shares in the future to finance its business, for issuance pursuant to stock options so as to continue to retain and obtain qualified employees, directors and scientific advisors, for issuance pursuant to currently outstanding warrants and warrants that could be issued to strategic partners, and for possible issuance in connection with acquisitions or other business combinations. The Company has no present plans, understandings or agreements for issuance or use of the proposed additional shares in connection with any acquisitions or business combinations. However, the Board of Directors believes that the proposed increase is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue shares of equity securities, without the expense and delay of a special shareholders' meeting, in connection with possible equity financing, future opportunities for expanding the business through investments, strategic arrangements or acquisitions and employee benefit plans or other purposes.

     Accordingly, the Board of Directors recommends that Article 3.1 of the Articles of Incorporation of the Company be amended as follows:

                                   ARTICLE 3.1
                                  CAPITAL STOCK

         The aggregate number of shares the corporation has the authority to issue shall be 250,000,000, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 200,000,000 common shares and 50,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

Board Recommendation and Shareholder Vote Required

     The Board of Directors recommends a vote FOR an amendment to Article 3.1 of the Articles of Incorporation. Approval of the adoption of the amendment to the Articles of Incorporation requires the affirmative vote of the greater of (I) a majority of shares of Common Stock present and entitled to vote at the Meeting or (II) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Meeting.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company at its office located at 1419 Energy Park Drive, St. Paul, Minnesota 55108 on or before June 26, 1998 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting.

                                  OTHER MATTERS

Board of Directors and Committees

     The Board of Directors held three meetings during the fiscal year ended June 30, 1997. Each director attended all of these meetings. The directors also meet informally from time to time to discuss issues concerning the Company and take action through unanimous written consent. The Company has Audit and Compensation Committees, but does not have a Nominating Committee of the Board of Directors.

     The Audit Committee is comprised of directors Perkins, Lyons and Strickland with Mr. Strickland as Chairman. The Audit Committee has the responsibility of selecting Quantech's independent auditors and communicating with such auditors on matters of auditing and accounting. The Audit Committee met once during the fiscal year ended June 30, 1997 and all members were present.

     The Compensation Committee is also comprised of directors Perkins, Lyons and Strickland with Mr. Lyons as Chairman. The Compensation Committee has the responsibility of reviewing on an annual basis all officer compensation and administering any employee options and plans related thereto. The Compensation

Committee met three times during the fiscal year ended June 30, 1997 and all members were present. The Compensation Committee also meets informally to discuss compensation issues and take action through unanimous written consent.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

Independent Auditor's

     McGladrey & Pullen, LLP served as independent auditors for the fiscal year ended June 30, 1997 and has been selected to serve for the current year. Representatives of McGladrey & Pullen, LLP will be present at the Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from shareholders.

Form 10-KSB

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, as filed with the Securities and Exchange Commission, including the Financial Statements and the Financial Statement Schedules thereto. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-KSB upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Gregory Freitag, Chief Financial Officer, at the Company's principal address.

Other Business

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regards to the matters presented, shareholders may vote in favor of the item, against the item or abstain from voting. Shareholders should specify their choices on the enclosed Proxy. Any Proxy on which no direction is specified will be voted in favor of each of the matters to be considered.

     The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the persons named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.




Dated: October 30, 1997                             Robert Case
                                                    Chief Executive Officer

                                  Quantech Ltd.
                    ----------------------------------------

                  PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 2, 1997
               --------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert Case and Gregory G. Freitag, officers of the Company, with full power of substitution, his or her Proxy to represent and vote, as designated below, all shares of Quantech Ltd. registered in the name of the undersigned, with the powers the undersigned would possess if personally present at the Company's 1997 Annual Meeting of Shareholders to be held on Tuesday, December 2, 1997, at 3:30 p.m. Central Time, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournment thereof, hereby revoking all proxies previously given with respect to the meeting.

     The Board of Directors recommends that you vote "FOR" each proposal

1.   ELECT RICHARD W. PERKINS AS A DIRECTOR OF THE COMPANY:


     [ ]  FOR nominee          [ ]   WITHHOLD AUTHORITY to vote for nominee


     ELECT EDWARD E. STRICKLAND AS A DIRECTOR OF THE COMPANY:


     [ ]  FOR nominee           [ ]    WITHHOLD AUTHORITY to vote for nominee



2. AMEND ARTICLES OF INCORPORATION to increase the number of authorized shares to 250,000,000 shares consisting of 200,000,000 Common Shares and 50,000,000 undesignated shares:


     [ ]  FOR               [ ]   AGAINST                 [ ]    ABSTAIN


3.   OTHER MATTERS:  In their discretion, the appointed Proxies are


     [ ]   Authorized                       [ ]     Not Authorized


     to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS #1 AND #2 AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL #3.

     Dated: ______, 1997       ________________________________________________


                               ------------------------------------------------
                               PLEASE DATE AND SIGN ABOVE exactly as name(s) appear at the left. Executors, administrators, trustees, guardians, etc., should indicate capacity when signing. For stock held in Joint Tenancy, each joint owner should sign.